As filed with the Securities and Exchange Commission on
                                 March 19, 2002
                           Registration No. 333-42311

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SILVER STAR FOODS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   NEW YORK
                        -------------------------------
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   11-3265942
                                ----------------
                                  (IRS EMPLOYER
                               IDENTIFICATION NO.)

                     7520 Avenue V Brooklyn, New York         11234
          ------------------------------------------------- ----------
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (718) 763-3000
                                                           --------------

                             Silver Star Foods, Inc.
                       2002 Nonstatutory Stock Option Plan
                            (Full title of the plans)

                                 MICHAEL TROTTA
                             CHAIRMAN OF THE BOARD,
                       CHIEF EXECUTIVE OFFICER, PRESIDENT,
                            CHIEF FINANCIAL OFFICER,
                   PRINCIPAL ACCOUNTING OFFICER AND SECRETARY
            (Name, Address and Telephone Number of Agent for Service)
                                  7520 Avenue V
                            Brooklyn, New York 11234
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (718) 763-3000
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:
                              Anslow & Jaclin, LLP
                         4400 Route 9 South, 2nd Floor
                           Freehold, New Jersey 07728

                         CALCULATION OF REGISTRATION FEE

                                            Proposed    Proposed
                                            maximum     maximum
                                            offering    aggregate      Amount of
Title of securities   Amount to be          price       offering       registration
to be registered      registered            per unit    price          fee(1)
------------------------------------------------------------------------------
Common Stock, par     5,000,000              $1.20      6,000,000      $552.00
value, $.0001 per
share

------------------------------------------------------------------------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the closing price of our common stock on March 11, 2002, a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares that may be issued under our 2002 Non-Statutory Stock Option Plan.

(3) This registration statement shall also cover any additional shares of our common stock which become issuable under our 2002 Non-Statutory Stock Option Plan being registered in this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

Documents Incorporated by Reference         X Yes            No

                                     PART II

               Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) Our annual report on Form 10-KSB for the year ended March 31, 2001 filed pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(b) Our quarterly reports on Form 10-QSB for the quarters ending June 30, 2001, September 30, 2001 and December 31, 2001 filed pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The New York Business Corporation Law, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation or that person derived an improper personal benefit.

     The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by New York Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended or the 1933 Act may be permitted to our directors, officers and controlling persons based on the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number Description

4.1  Silver Star Foods, Inc. 2002 Nonstatutory Stock Option Plan.

5.1  Consent and Opinion of Anslow & Jaclin, LLP.

23.1 Consent of Zeller Weiss & Kahn, LLP

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to our stockholders, copies of all reports, proxy statements and other communications distributed to our stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, the State of New York, on this 18th day of March, 2002.

                           SILVER STAR FOODS, INC.

                           By: /s/ Michael Trotta
                              ------------------------
                                  MICHAEL TROTTA
                                  CHAIRMAN OF THE BOARD,
                                  CHIEF EXECUTIVE OFFICER,
                                  PRESIDENT, CHIEF FINANCIAL OFFICER
                                  PRINCIPAL ACCOUNTING OFFICER
                                  AND SECRETARY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Michael Trotta          Chairman of the Board of              March 18, 2002
-------------------         Director, Chief Executive Officer,
    Michael Trotta          President, Chief Financial Officer,
                            Principal Accounting Officer and
                            Secretary

/s/ Vincent Trotta          Director
-------------------                                               March 18, 2002
     Vincent Trotta


                            Director
-------------------
     Barry Sherman


/s/ Dennis Lore             Director
-------------------                                               March 18, 2002
     Dennis Lore